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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 27, 2001, included in the Sara Lee Corporation Form 8-K dated September 4, 2001, and our reports dated July 28, 2000 (except with respect to the matter discussed in the subsequent event note, as to which the date is August 16, 2000), included in the Sara Lee Corporation Form 10-K for the year ended July 1, 2000, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
September 4, 2001